Exhibit 99.3
Independent Auditors’ Report
To the Shareholder
Specialty Rental Tools, Inc.
Broussard, Louisiana
We have audited the accompanying balance sheets of Specialty Rental Tools, Inc. (the “Company”) as of December 31, 2005 and 2004, and the related statements of income, shareholder’s equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Specialty Rental Tools, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule I is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.
/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP
Houston, Texas
March 10, 2006

SPECIALTY RENTAL TOOLS, INC.
BALANCE SHEETS

	December 31,
	2005	2004
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$17,476,515	$11,038,970
Trade receivables, net	7,253,603	5,437,713
Inventory	347,978	256,888
Prepaid expenses and other	63,266	82,256

TOTAL CURRENT ASSETS	25,141,362	16,815,827

PROPERTY AND EQUIPMENT, net	19,045,776	12,285,735

TOTAL ASSETS	$44,187,138	$29,101,562

LIABILITIES AND SHAREHOLDER’S EQUITY

LIABILITIES

CURRENT LIABILITIES
Accounts payable	$1,379,752	$1,217,857
Accrued liabilities	13,008,797	291,195
Current portion of notes payable	3,084,046	1,488,466

TOTAL CURRENT LIABILITIES	17,472,595	2,997,518

NOTES PAYABLE, less current portion	429,184	1,566,536

TOTAL LIABILITIES	17,901,779	4,564,054

COMMITMENTS AND CONTINGENCIES	—	—

SHAREHOLDER’S EQUITY
Common stock	155,655	155,655
Treasury stock, at cost	(736,000)	(736,000)
Retained earnings	26,865,704	25,117,853

TOTAL SHAREHOLDER’S EQUITY	26,285,359	24,537,508

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$44,187,138	$29,101,562

See accompanying notes to financial statements.

SPECIALTY RENTAL TOOLS, INC.
STATEMENTS OF INCOME

	Year Ended December 31,
	2005	2004
REVENUES, NET	$29,572,730	$18,010,940

EXPENSES
Cost of sales	3,833,246	2,718,080
General and administrative	19,632,127	5,218,634
Depreciation	3,447,210	2,434,682
Gain on sale of assets	(1,865,949)	(1,098,488)

TOTAL EXPENSES	25,046,634	9,272,908

INCOME FROM OPERATIONS	4,526,096	8,738,032

OTHER INCOME (EXPENSE)
Interest income	136,597	46,173
Interest expense	(184,856)	(11,987)
Other, net	72,515	(76,917)

TOTAL OTHER INCOME (EXPENSE)	24,256	(42,731)

NET INCOME	$4,550,352	$8,695,301

See accompanying notes to financial statements.

SPECIALTY RENTAL TOOLS, INC.
STATEMENTS OF SHAREHOLDER’S EQUITY
YEARS ENDED DECEMBER 31, 2005 AND 2004

	Common Stock		Treasury	Retained
	Shares	Amount	Stock	Earnings	Total
Balance, January 1, 2004	225	$155,655	$(736,000)	$19,674,162	$19,093,817

Net income	—	—	—	8,695,301	8,695,301

Distributions	—	—	—	(3,251,610)	(3,251,610)

Balance, December 31, 2004	225	155,655	(736,000)	25,117,853	24,537,508

Net income	—	—	—	4,550,352	4,550,352

Distributions	—	—	—	(2,802,501)	(2,802,501)

Balance, December 31, 2005	225	$155,655	$(736,000)	$26,865,704	$26,285,359

See accompanying notes to financial statements.

SPECIALTY RENTAL TOOLS, INC.
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,550,352	$8,695,301
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,447,210	2,434,682
Gain on sale of assets	(1,865,949)	(1,098,488)
Changes in operating assets and liabilities:
Receivables	(1,815,890)	(2,230,771)
Inventory	(91,090)	(75,520)
Prepaid expenses and other	18,990	(15,346)
Accounts payable	161,895	(62,784)
Accrued liabilities	12,717,602	30,545

NET CASH PROVIDED BY OPERATING ACTIVITIES	17,123,120	7,677,619

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(11,429,761)	(5,796,433)
Proceeds from sale of property and equipment	3,135,857	1,334,493

NET CASH USED IN INVESTING ACTIVITIES	(8,293,904)	(4,461,940)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to shareholder	(2,802,501)	(3,251,610)
Proceeds from notes payable	3,000,000	3,000,000
Repayment of notes payable	(2,589,170)	(1,022,861)

NET CASH USED IN FINANCING ACTIVITIES	(2,391,671)	(1,274,471)

NET INCREASE IN CASH AND CASH EQUIVALENTS	6,437,545	1,941,208

CASH AND CASH EQUIVALENTS — BEGINNING OF YEAR	11,038,970	9,097,762

CASH AND CASH EQUIVALENTS — END OF YEAR	$17,476,515	$11,038,970

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$184,856	$11,987

See accompanying notes to financial statements.

NOTE A — NATURE OF OPERATIONS
Specialty Rental Tools, Inc. (the “Company”) leases drill pipe, tubing, handling equipment, pressure control equipment, drill collars and other oilfield equipment to both major and independent petroleum exploration and production companies for use in drilling, completion and work-over operations. The Company is located in Broussard, Louisiana, and leases equipment to companies throughout the Gulf Coast Region. The Company was incorporated in the State of Louisiana in December 1978.
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Revenue Recognition: Rental equipment is leased to customers at per day and per job contractual rates. Net revenues are determined by deducting sales discounts from gross sales.
Cash and Cash Equivalents: The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents.
Accounts Receivable: The Company uses the allowance method to account for uncollectible accounts receivable. The Company establishes an allowance for doubtful accounts based on factors surrounding credit risk of debtors, historical factors and other related information. The allowance for doubtful accounts was $55,994 and $35,087 at December 31, 2005 and 2004, respectively.
Concentrations of Credit and Other Risks: Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivables. The Company maintains its cash in bank deposits with a financial institution. These accounts exceed federally insured limits. Deposits in the United States are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000. The Company monitors the financial condition of the financial institution and has not experienced any losses on such accounts.
The Company is not party to any financial instruments which would have off-balance sheet credit or interest rate risk.
Inventory: Inventory consists primarily of supplies and materials used to repair and maintain rental equipment. Inventory is valued using the first-in, first-out method and stated at the lower of cost or market.
Property and Equipment: Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, ranging from 5 to 39 years. Expenditures for major renewals and betterments, which extend the original estimated economic useful lives of applicable assets, are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred and are often billed back to customers as allowed by rental contracts. The costs and related accumulated depreciation of assets sold or retired are removed from the accounts, and any gain or loss thereon is reflected in operations.

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
The Company periodically evaluates the recoverability of the carrying value of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.
Income Taxes: The Company’s shareholder has elected to be taxed as a small business corporation under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, federal income tax is the responsibility of the individual shareholder, and no provision for federal income tax is included in the accompanying financial statements.
Advertising: The Company’s policy is to expense advertising costs as incurred and amounted to approximately $254,000 and $196,000 for years ended December 31, 2005 and 2004, respectively.
Major Customers: For the year ended December 31, 2005, 51% of the Company’s revenues were generated from two unrelated customers, and trade receivables from those customers totaled $2,869,316 at December 31, 2005. For the year ended December 31, 2004, 43% of the Company’s revenues were generated from one unrelated customer, and trade receivables from the customer were $2,665,365 at December 31, 2004.
NOTE C — PROPERTY AND EQUIPMENT
Property and equipment consists of the following:

	Estimated
	Useful	December 31,
	Lives	2005	2004
Rental equipment	7 - 10 years	$37,346,425	$27,390,801
Automobiles	5 years	508,535	410,094
Furniture and fixtures	5 - 7 years	12,369	12,369
Leasehold improvements	15 - 39 years	161,091	161,091

		38,028,420	27,974,355

Less: accumulated depreciation		(18,982,644)	(15,688,620)

		$19,045,776	$12,285,735

NOTE D — NOTES PAYABLE
Notes payable consist of the following:

	December 31,
	2005	2004
Note payable to bank (1)	$1,531,520	$3,000,000
Note payable to bank (2)	1,907,252	—
Note payable to GMAC (3)	34,869	55,002
Note payable to Ford Credit (4)	39,589	—

	3,513,230	3,055,002
Less: current portion	3,084,046	1,488,466

Total notes payable — long-term	$429,184	$1,566,536

Future maturities of long-term debt as of December 31, 2005 are as follows:

Year Ending December 31,
2006	$3,084,046
2007	421,199
2008	7,985

$3,513,230

(1) Note Payable to Bank
In December 2004, the Company raised $3,000,000 under a note payable agreement from Iberia Bank, a financial institution in Louisiana. The note bears interest at a rate of 4.2% per annum and is being repaid through monthly principal and interest payments totaling $130,617. Under the terms of the note payable agreement, the note was due in December 2006. The Company repaid the note in January 2006.
(2) Note Payable to Bank
In February 2005, the Company raised $3,000,000 under a note payable agreement from Iberia Bank, a financial institution in Louisiana. The note bears interest at a rate of 4.2% per annum and is being repaid through monthly principal and interest payments totaling $130,818. Under the terms of the note payable agreement, the note was due in March 2007. The Company repaid the note in January 2006.

NOTE D — NOTES PAYABLE (Continued)
(3) Note Payable to GMAC
In October 2004, the Company financed the purchase of a vehicle through a $56,333 note payable agreement with GMAC. The note is non-interest bearing and is being repaid through monthly principal payments of $1,565. The note is due in November 2007.
(4) Note Payable to Ford Credit
In June 2005, the Company financed the purchase of a vehicle through a $47,398 note payable agreement with Ford Credit. The note bears interest at a rate of 0.9% per annum and is being repaid through monthly principal and interest payments totaling $1,335. The note is due in June 2008.
NOTE E — SHAREHOLDER’S EQUITY
Common Stock: The Company is authorized to issue 10,000 shares of common stock that has no par value. As of December 31, 2005 and 2004, the Company had 2,500 shares issued and 225 common shares outstanding.
Treasury Stock: The Company has repurchased common stock as treasury stock. As of December 31, 2005 and 2004, the Company owned 2,275 shares of treasury stock.
NOTE F — PROFIT SHARING PLAN
The Company sponsors a profit sharing plan (the “Plan”) which covers all eligible employees. Company contributions to the Plan are discretionary. The Plan vests one hundred percent (100%) after six or more years of continuing service. During the years ended December 31, 2005 and 2004, the Company made contributions of approximately $175,000 and $163,000, respectively, to the Plan.
NOTE G — RELATED PARTY TRANSACTIONS
The Company paid the shareholder $648,000 and $288,000 for the years ended December 31, 2005 and 2004, respectively, for rent expense on the Company’s operating facilities in Broussard, Louisiana.

NOTE H — NON-CASH INVESTING AND FINANCING ACTIVITIES
The following non-cash transaction took place during the year ended December 31, 2005:
•	The Company acquired an automobile for $47,398, which was funded through a note payable instrument.
The following non-cash transaction took place during the year ended December 31, 2004:
•	The Company acquired an automobile for $56,333, which was funded through a note payable instrument.
NOTE I – SUBSEQUENT EVENTS
On January 18, 2006 the Company was acquired by Allis-Chalmers Energy, Inc. through a 100% stock purchase agreement for $96.0 million in cash. The Company’s financial statements have not been modified as a result of this transaction.
On January 16, 2006 the Company repaid the outstanding balance of Note 1 and Note 2 as stated in Note D of the financial statements.

SPECIALTY RENTAL TOOLS, INC.
SCHEDULE I — SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES

	Year Ended December 31,
	2005	2004
Salaries and wages	$15,208,822	$2,449,073
Retirement plan expenses	174,863	163,261
Selling expenses	486,323	325,595
Shop supplies	774,694	500,783
Shop maintenance	321,111	43,691
Rent	648,000	288,257
Insurance	461,198	404,886
Automobile expenses	242,276	161,549
Advertising	253,624	196,037
Taxes, licenses and other	565,751	377,022
Bad debt expense, net of recoveries	103,609	81,389
Office expense	57,424	49,648
Uniforms	25,555	17,971
Utilities	88,091	115,565
Dues and subscriptions	8,083	7,375
Professional fees	211,563	34,739
Other	1,140	1,793

TOTAL	$19,632,127	$5,218,634